EX-99.1

Press Release

Uranium Hunter Enters Into Definitive Agreement on Kagadi and Nkoko Uranium Projects

TORONTO--(MARKET WIRE)--Jun 27, 2007 -- Uranium Hunter Corporation (OTC BB:URHN.OB - News) ("Uranium Hunter" or the "Company") is pleased to announce that it has entered into a definitive agreement with NPK Resources Ltd. to earn a 75% interest in the Nkoko and Kagadi uranium properties which contain over 800 square kilometers located in Kibaale district, Uganda, the "Kibaale Project."

Uranium Hunter President & CEO Adam Cegielski commented, "We are very pleased to have finalized terms with NPK Resources on the Kibaale Project. Our partners have over 30 years experience in Uganda, which provides a significant advantage to securing highly prospective exploration projects. Work on the property will be starting shortly."

The Ugandan government, World Bank, African Development Fund and the Nordic Development Fund has all co-sponsored a US $42 million dollar high valued mineral centered aerial survey which began in January 2007. Results are expected shortly, and will aid in early exploration work on the properties.

Under the terms of the agreement the company may earn a 75% interest in the properties by making a cash payment of $25,000.00 within 5 days of signing the definitive agreement. Uranium Hunter must also make all property payments and taxes to keep the property in good standing. The company will also be responsible for funding all exploration costs until it has earned its 75% interest after which time the costs shall be shared proportionally. Uranium Hunter shall maintain its 75% interest by spending cumulative exploration expenditures on the property totaling $150,000 over a 36 month period. At NPK's option, the company may earn up to a 100% interest in the property upon issuing NPK restricted shares subject to valuations of the property the terms and mechanisms of which are contained in the definitive agreement.

About The Company:

Uranium Hunter (OTCBB: URHN) is a natural resource corporation devoted to the exploration and development of deposits of Uranium and Gold in East Africa. The company website can be found at www.UraniumHunterCorp.com.

Uranium Hunter has entered into a Definitive Agreement with Trimark Explorations, Ltd ("Trimark"), on behalf of its wholly owned subsidiary Gambaro Resources, to earn up to a 100% interest in the Uranium-Au property located in Njombe and Songea Districts, Tanzania. Uranium Hunter has optioned 170 km 2 property in southern Tanzania covering sediments of the Karoo sequence which share common features with rocks of the Colorado Plateau in the western US that have been prolific producers of Uranium.

Forward-Looking Statements:

This press release contains forward-looking statements, particularly as related to, among other things, Uranium Hunter's business strategy. The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, and other factors that may cause Uranium Hunter's actual results, performance or achievements, or developments in its industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks, uncertainties and other factors that are detailed in Uranium Hunter's Quarterly and Annual Reports and other documents Uranium Hunter files from time-to-time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Uranium Hunter cautions readers not to place undue reliance on such statements. Uranium Hunter does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from Uranium Hunter's expectations and estimates.